PIONEER COMMERCIAL FUNDING CORP. WINS JUDGEMENT OF $55,583,374.


Pioneer Commercial Funding Corp. (NASDAQ-PCFC.OB) has been advised that on December 4, 2000 in it's lawsuit against First Union, successor by merger to CoresStates Bank, N.A., American Financial Mortgage Corp. and Thomas F. Flatley, that judgment was entered in favor of Pioneer Commercial Funding against First Union as follows:

Compensatory damages in the amount of $1,779,519.99 plus interest of $78,854.29 Consequential damages in the amount of $13,500,000.00
Punitive damages in the amount of $40,500,000.00
For a total of $55,858,374.28

and in favor of Pioneer Commercial Funding Corp. against American Financial Mortgage Corp. and Thomas F. Flatley as follows:

Compensatory damages on the contract and conversion in the amount of
  $1,779,519.99 plus
interest of $890,442.56 on the contract claims
Attorney's fees in the amount of $1,200,000.00
For a total of $3,869,962.55

Pioneer Commercial Funding Corp. has not been advised that Defendants will appeal this judgement and Pioneer Commercial Funding Corp. has not made any decision on this matter. Pioneer Commercial Funding Corp. has been advised that American Financial Mortgage Corp. is not actively in business, but believes that the judgement may be collectible from Thomas F. Flatley.

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, regarding the Company's business strategy and future plans of operations. Forward-looking statements involve known and unknown risks and uncertainties, both general and specific to the matters discussed in this press release. These and other important factors, including those mentioned in various Securities and Exchange Commission filings made periodically by the Company, may cause the Company's actual results and performance to differ materially from the future results and performance expressed in or implied by such forward-looking statements. The forward- looking statements contained in this press release speak only as of the date hereof and the Company expressly disclaims any obligation to provide public updates, revisions or amendments to any forward-looking statements made herein to reflect changes in the Company's expectations or future events.



CONTACT: Mr. M. Albert Nissim
                  (212) 218-1850